                                                                      Exhibit 5



                  [ROSENBERG & LIEBENTRITT, P.C. LETTERHEAD]

                                 June 3, 1997



Board of Directors
Manufactured Home Communities, Inc.
Two North Riverside Plaza
Chicago, Illinois  60606


                    Re:  Registration Statement on Form S-8
                         Dated June 3, 1997
                         ----------------------------------


Ladies and Gentlemen:

     We have acted as counsel for Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), in connection with the registration of 1,000,000 shares of common stock, $.01 par value per share, of the Company (the "Shares") covered by a Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company pursuant to the Company's 1997 Non-Qualified Employee Stock Purchase Plan (the "Plan"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement, filed with the Commission, pursuant to the 1933 Act;

     2. The charter of the Company, as amended, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

Board of Directors
Manufactured Home Communities, Inc.
June 3, 1997
Page 2



     4. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the approval of the Plan, certified as of a recent date by the Secretary of the Company;

     5. Resolutions adopted by the Board relating to the issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company;

     6. A specimen of the certificate evidencing a share of Common Stock, certified as of a recent date by the Secretary of the Company;

     7. A certificate of the SDAT as of a recent date as to the good standing of the Company;

     8. A certificate executed by the Secretary of the Company, dated June 3, 1997;

     9. A copy of the Plan, certified as of a recent date by the Secretary of the Company; and

     10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) by general equitable principles.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or omission of the parties or otherwise.

Board of Trustees
Manufactured Home Communities, Inc.
June 3, 1997
Page 3



     5. The Shares will not be issued in violation of any restriction or limitation contained in the Charter.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the transactions giving rise to the issuance of this opinion.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the opinions set forth herein, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinions below that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Ballard Spahr Andrews & Ingersoll, a copy of which is attached hereto as Exhibit A.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly authorized for issuance pursuant to the Plan and, when and if issued and delivered against payment therefor in the manner described in the Plan, the Registration Statement and the resolutions of the Board of Directors of the Company authorizing their issuance (assuming that the sum of (a) all shares of stock issued and outstanding as of the date hereof,
(b) any shares of stock issued between the date hereof and the dates on which the Shares are actually issued, and (c) the Shares will not exceed the total number of shares of stock that the Company is authorized to issue), the Shares will be validly issued, fully paid and nonassessable.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

Board of Trustees
Manufactured Home Communities, Inc.
June 3, 1997
Page 4



     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                        Very truly yours,

                                        ROSENBERG & LIEBENTRITT, P.C.

                                                                       EXHIBIT A

                 [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]











                                 June 3, 1997



Manufactured Home Communities, Inc.
Two North Riverside Plaza
Chicago, Illinois  60606

                    Re:  Registration Statement on Form S-8
                         Dated June 3, 1997
                         ----------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 1,000,000 shares of common stock, $.01 par value per share, of the Company (the "Shares") covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company pursuant to the Company's 1997 Non-Qualified Employee Stock Purchase Plan (the "Plan"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement, filed with the Commission, pursuant to the 1933 Act;

     2. The charter of the Company, as amended, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

Manufactured Home Communities, Inc.
June 3, 1997
Page 2



     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the approval of the Plan, certified as of a recent date by the Secretary of the Company;

     5. Resolutions adopted by the Board relating to the issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company;

     6. A specimen of the certificate evidencing a share of Common Stock, certified as of a recent date by the Secretary of the Company;

     7. A certificate of the SDAT as of a recent date as to the good standing of the Company;

     8. A certificate executed by the Secretary of the Company, dated June 3, 1997;

     9. A copy of the Plan, certified as of a recent date by the Secretary of the Company; and

     10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) by general equitable principles.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the

Manufactured Home Communities, Inc.
June 3, 1997
Page 3


Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or omission of the parties or otherwise.

     5. The Shares will not be issued in violation of any restriction or limitation contained in the Charter.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the transactions giving rise to the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly authorized for issuance pursuant to the Plan and, when and if issued and delivered against payment therefor in the manner described in the Plan, the Registration Statement and the resolutions of the Board of Directors of the Company authorizing their issuance (assuming that the sum of (a) all shares of stock issued and outstanding as of the date hereof,
(b) any shares of stock issued between the date hereof and the dates on which the Shares are actually issued, and (c) the Shares will not exceed the total number of shares of stock that the Company is authorized to issue), the Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit

Manufactured Home Communities, Inc.
June 3, 1997
Page 4



that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                             Very truly yours,

                                             BALLARD SPAHR ANDREWS & INGERSOLL